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EXHIBIT 11--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS J. ALEXANDER'S
CORPORATION AND SUBSIDIARIES


                                                                                                Years Ended
                                                                               ------------------------------------------------
                                                                               DECEMBER 29       December 31         January 1
                                                                                  1996              1995               1995
                                                                                  ----              ----               ----
Earnings per common and dilutive common equivalent share
   Net income .............................................................    $7,208,000         $5,016,000         $4,830,000
                                                                               ==========         ==========         ==========

   Adjustment of shares outstanding:
     Weighted average shares outstanding ..................................     5,303,000          5,257,000          5,187,000
     Net additional shares issuable, based on the treasury
       stock method .......................................................       167,000            221,000            194,000
                                                                               ----------         ----------         ----------
     Adjusted shares outstanding ..........................................     5,470,000          5,478,000          5,381,000
                                                                               ==========         ==========         ==========

   Per share amount .......................................................    $     1.32         $      .92         $      .90
                                                                               ==========         ==========         ==========

Earnings per common share, assuming full dilution

   Adjustment of net income:
     Actual net income ....................................................    $7,208,000         $5,016,000         $4,830,000
     Add convertible subordinated debentures interest,
       net of taxes .......................................................       799,000                 --                 --
                                                                               ----------         ----------         ----------
     Adjusted net income ..................................................    $8,007,000         $5,016,000         $4,830,000
                                                                               ==========         ==========         ==========

   Adjustment of shares outstanding:
     Actual weighted average shares outstanding ...........................     5,303,000          5,257,000          5,187,000
     Net additional shares issuable, based on the treasury
       stock method .......................................................       167,000            222,000            194,000
     Assumed conversion of convertible subordinated
       debentures .........................................................       880,000                 --                 --
                                                                               ----------         ----------         ----------
     Adjusted shares outstanding ..........................................     6,350,000          5,479,000          5,381,000
                                                                               ==========         ==========         ==========

   Per share amount .......................................................    $     1.26         $      .92         $      .90
                                                                               ==========         ==========         ==========
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(1)      The computations of earnings per common and dilutive common equivalent share and earnings per common share, assuming full dilution, are based on the weighted average number of common shares outstanding each period after considering the effect of stock options using the treasury stock method. Earnings per common share assuming full dilution also include the assumption, when dilutive, that convertible subordinated debentures were converted at the beginning of the period, and net earnings were adjusted for the interest thereon net of its tax effect (the if-converted method). The if-converted method was not utilized for the
         1995 and 1994 calculations, as its impact would have been
         anti-dilutive.